EXHIBIT 10.1



                              AGREEMENT AND RELEASE


     This Agreement and General Release ("Agreement") is made and entered into as of August 14, 2002 by and among Chris Byrd ("Byrd"), an individual residing at 2584 Aviv Court, Las Vegas, Nevada 89121, Cedric Kushner Promotions, Ltd. ("CKP"), a Delaware corporation, with offices located at 1 Montauk Highway, Southampton New York 11968, Fight Night at the Palace, Inc. (d/b/a Fight Night, Inc., "Fight Night"), a Michigan corporation, with offices located at 6125 Old Orchard Drive, Bloomfield, Michigan 48301, and Don King Productions, Inc. ("DKP"), a Delaware corporation with offices at 501 Fairway Drive, Deerfield Beach, Florida 33441 (collectively the "Parties").

     WHEREAS, CKP, Fight Night and Byrd are parties to an Exclusive Promotional Agreement dated January 28, 1999, as amended by that certain Modification Agreement dated May 31, 1999 (collectively, the "EPA");

     WHEREAS, CKP has entered into an agreement with DKP (the "DKP Agreement") relating to an assignment of its interest in the EPA, subject to the consent of Byrd and Fight Night;

     WHEREAS, simultaneously with the execution of this Agreement, Byrd, Fight Night and DKP will enter into an agreement dated as of August 14, 2002 (the "DK Byrd Agreement) relating to the promotion of Byrd's boxing career; and

     WHEREAS, the Parties enter into this Agreement to resolve any and all matters relating to the promotion of Byrd's boxing career.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Assignment. Effective on the date hereof, notwithstanding anything in the EPA to the contrary, the Parties hereby agree that CKP sells, transfers, conveys and assigns all of CKP's rights, title, obligations and interest in and to the EPA to DKP (the "Assignment") and the Parties hereby agree that paragraph 18 of the EPA is hereby amended to permit the Assignment. Notwithstanding anything in this Agreement to the contrary, (i) the rights and obligations of Fight Night, DKP and Byrd under the DK Byrd Agreement shall not be affected in any way whatsoever by this Agreement and (ii) the DKP Agreement (and any and all obligations thereunder) shall terminate effective immediately upon the execution of this Agreement, provided that in consideration for the Assignment, CKP shall be entitled to retain the payment made by DKP pursuant to the DKP Agreement and DKP hereby releases and discharges any claims to such amounts.


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     2.  Releases.

         a. Byrd, for himself, his heirs, executors, administrators, representatives, agents, successors, and assigns (the "Byrd Group"), hereby releases and discharges CKP and Fight Night, and each of their parent companies at any level, their respective subsidiaries, affiliates, partners, related entities, officers, directors, representatives, shareholders, agents, employees, successors and/or assigns from any claim, demand, action, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, obligations, controversies, agreements, promises, variances, trespasses, damages, and judgments whatsoever (collectively, the "Byrd Claims"), known or unknown, in law, admiralty or equity, Byrd Group ever had, now has or hereafter can, shall or may have from the beginning of time to the date of this Agreement, including, without limitation, any Byrd Claims relating to the EPA, DKP Agreement, the lawsuit involving Adolpho Washington ("Washington") pending in the US District Court, Northern District of Indiana, Hammond Division, designated as Case Number 2:01 CV 351 (the "Washington Litigation"), the lawsuit involving Byrd and the IBF (the "IBF Litigation"), CKP's relationship with America Presents Boxing, LLC ("APB"), CKP's payment to a designee of APB, The Regent, in connection with Byrd's release from a bout with Washington (the "AP Matter") or the upcoming purse bid (the "Purse Bid") for the bout relating to the IBF heavyweight title, as applicable. In addition, the Byrd Group hereby releases and discharges the DKP Group (as defined below) from any Byrd Claims relating to the DKP Agreement.

         b. CKP, for itself, its parent companies at any level, subsidiaries, affiliates, partners, related entities, officers, directors, shareholders, agents and/or employees (collectively, the "CKP Group"), hereby releases and discharges Fight Night and Byrd, and each of their parent companies at any level, their respective subsidiaries, affiliates, partners, related entities, officers, directors, representatives, shareholders, agents, employees, successors and/or assigns from any claim, demand, action, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, obligations, controversies, agreements, promises, variances, trespasses, damages, and judgments whatsoever (collectively, the "CKP Claims"), known or unknown, in law, admiralty or equity, CKP Group ever had, now has or hereafter can, shall or may have known or unknown, which arose at any time from the beginning of time to the date of this Agreement, including, without limitation, any CKP Claims relating to the EPA, DK Byrd Agreement, IBF Litigation and Purse Bid, as applicable. In addition, the CKP Group hereby releases and discharges the DKP Group (as defined below) from any CKP Claims relating to the DKP Agreement and DK Byrd Agreement or otherwise relating to Byrd.

         c. Fight Night, for itself, its parent companies at any level, subsidiaries, affiliates, partners, related entities, officers, directors, shareholders, agents and/or employees (collectively, the "Fight Night Group"), hereby releases and discharges CKP and Byrd, and, as applicable, each of their parent companies at any level, their respective subsidiaries, affiliates, partners, related entities, officers, directors, representatives, shareholders, agents, employees, successors and/or assigns from any claim, demand, action, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, obligations, controversies, agreements, promises, variances, trespasses, damages, and judgments whatsoever (collectively, the "Fight Night Claims") known or unknown, in law, admiralty or equity, Fight Night Group ever had, now has or hereafter can, shall or may have known or unknown, which arose at any time from the beginning of time to the date of this Agreement including, without limitation, any Fight Night Claims relating


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to the EPA, DKP Agreement, the Washington Litigation, the IBF Litigation, CKP's
relationship with APB, the AP Matter or the Purse Bid, as applicable. In addition, the Fight Night Group hereby releases and discharges the DKP Group (as defined below) from any Fight Night Claims relating to the DKP Agreement.

         d. DKP, for itself, its parent companies at any level, subsidiaries, affiliates, partners, related entities, officers, directors, shareholders, agents and/or employees (collectively, the "DKP Group"), hereby releases and discharges the CKP Group from any claim, demand, action, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, obligations, controversies, agreements, promises, variances, trespasses, damages, and judgments whatsoever (collectively, the "DKP Claims"), known or unknown, in law, admiralty or equity, DKP ever had, now has or hereafter can, shall or may have known or unknown, which arose at any time from the beginning of time to the date of this Agreement relating to the EPA, DKP Agreement and DK Byrd Agreement or otherwise relating to Byrd.

         e. The Parties hereby settle, release, and agree to indemnify, defend and hold one another harmless from any claim, demand, action, cause of action, or suits brought by or in the name of their respective heirs, executors, administrators, agents, representatives, successors, assigns, parent companies at any level, subsidiaries, affiliates, partners, related entities, officers, directors, shareholders, agents and/or employees, (the "Related Entities") of any kind, type or nature, including the payment of reasonable attorneys' fees and court costs, hereafter brought or threatened against the Parties by the respective Related Entities relating to or in connection with any of the matters referred to herein.

         f. This Agreement shall not apply to rights or claims that may arise after the Parties execute this Agreement.

     3. Payments. CKP shall make a payment on the date hereof to Byrd and Fight Night in an aggregate amount equal to $112,500, such payment to be in the form of a bank certified check made payable to DKP which will deliver a check to Fight Night in the same amount. The Parties agree that the payments made pursuant to this Agreement shall constitute full, final, and complete settlement of any monies, liabilities, or other obligations claimed to be owed to each respective party. In addition, CKP agrees that any outstanding amounts owed to Greenberg Traurig as of this date relating to the IBF Litigation shall be for the account of CKP. CKP shall also be responsible for the $50,000 payment to Washington in order to settle the Washington Litigation on behalf of Byrd and HBO. Byrd agrees to take all necessary action to execute the Voluntary Settlement Agreement and General Release in connection with the Washington Litigation (the "Washington Release"), such Washington Release to be substantially in the form provided to Byrd's attorney, John Hornewer, on the date hereof. In the event that the Washington Litigation continues against Byrd, CKP shall indemnify and hold harmless Byrd from any liabilities resulting therefrom, provided that if the Washington Litigation continues as a result of Byrd's unwillingness to execute the Washington Release, CKP's shall have no obligation to indemnify and hold harmless Byrd, and Byrd shall indemnify and hold harmless CKP from any liabilities, costs or losses resulting therefrom. At the request of CKP, each of Byrd and Fight Night agrees to cooperate in any potential lawsuit commenced by CKP involving the AP Matter provided that the reasonable expenses of each party shall be paid by CKP. Fight Night and Byrd hereby acknowledge and agree that any amounts recovered by CKP in the AP Matter


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will be solely for the account of CKP. CKP shall have no claims against any amounts received by Byrd or Fight Night in connection with the IBF Litigation.

     4. Confidentiality. The Parties will keep all terms and conditions of this Agreement and the DKP Agreement confidential and will not disclose any information concerning the Agreement and the DKP Agreement to any third party (other than to its employees and agents, in their capacity as such, on a need-to-know basis) except (i) to the extent necessary to comply with any applicable law, rule or regulation or the valid order of a court of competent jurisdiction, (ii) as part of normal reporting or review procedure to its banks, auditors, attorneys and similar professionals, provided that such banks, auditors, attorneys and similar professionals agree to be bound by the provisions of this paragraph, and (iii) in order to enforce its rights pursuant to this Agreement. CKP and DKP agree to furnish a copy of the DKP Agreement to Byrd and Fight Night simultaneously with the execution of this Agreement. Subject to the first sentence of this paragraph 4, the parties shall mutually agree in writing to any press release or announcement ("Press Release") relating to this Agreement, the EPA, or the DK Byrd Agreement prior to the release of such Press Release.. Any violation of this confidentiality provision shall be deemed a breach of this Agreement and the breaching party(ies) shall be liable to the non-breaching party(ies) for all actual and consequential damages resulting from the breach.

     5. Application. This Agreement also shall apply to, and inure to the benefit of, the predecessors, successors, agents, representatives and assigns of Byrd, CKP, DKP and Fight Night and past, present, or future employees, agents, representatives, officers, or directors of Byrd, CKP, DKP and Fight Night.

     6. Severability. The Parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. The provisions of this Agreement are severable, and the invalidity of a provision (or any part thereof) shall not affect or limit the enforceability of the remaining provisions. Should any provision (or any part thereof) be held unenforceable for any reason, then such provision (and any part thereof) shall be enforced to the maximum extent permitted by law.

     7. Applicable Law/Venue. The terms, enforceability, and effect of this Agreement shall be interpreted, enforced, and governed under the law of the State of New York, without regard to New York choice of law principles or conflicts of law principles. Venue for any cause of action arising out of this Agreement or any right, obligations, or matters addressed by this Agreement shall be in New York.

     8. Knowledge and Understanding. The Parties, and each of them, represent that in executing this Agreement, they have each received independent legal advice from the legal counsel of their own independent selection, and have relied solely upon the advice and recommendation of such legal counsel and upon their own independent judgment, belief and knowledge. The Parties acknowledge that they are fully aware of their respective rights, and have carefully read and fully understand all provisions of this Agreement before signing.

     9. Complete Agreement. Each party hereto represents and warrants that in making this Agreement it has relied solely on its own investigation and judgment and is not relying on any representation made by the other party, its representatives or attorneys, except for those representations specifically contained herein. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any and all prior or contemporaneous


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agreements or understandings between the parties hereto pertaining to the subject matter hereof. Any alteration, amendment, change or addition to this Agreement shall not be binding upon any party unless set forth in writing and signed by the party against whom such amendment, changes or additions are sought to be enforced.

     10. Attorneys' Fees. In the event of litigation between any of the Parties hereto in respect to this Agreement or any provision hereof, the prevailing party shall be entitled to recover from such other party or parties its reasonable attorneys' fees and costs incurred in connection therewith.

     11. Integration. This Agreement is intended to and does constitute the complete and final expression of the agreement of the Parties with respect to the subject matter hereof. Any and all prior and contemporaneous statements, negotiations, discussions, promises, agreements, conditions, and covenants are superseded and replaced by this Agreement. Further this Agreement was drafted mutually by the Parties and shall not be interpreted favoring any party over the other.

     12. Capacity. The Parties state that they have carefully read the foregoing Agreement and know the contents thereof, they sign the same as their own free act, and that they are empowered and authorized to bind themselves and/or their principles to the terms of this Agreement.

     13. Counterparts/Facsimile. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Facsimile signatures shall be as effective as originals.

     14. Notices. Any notice required or desired to be given hereunder shall be in writing and sent (i) postage prepaid by certified mail, return receipt requested, (ii) by prepaid telegram or (iii) by confirmed facsimile, addressed to the respective addresses first above written.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CEDRIC KUSHNER PROMOTIONS, LTD.

By:_____________________                             ___________________________

Cedric Kushner, President                            Witness



FIGHT NIGHT AT THE PALACE, INC.

By:___________________________                       ___________________________

Bill Kozerki, President                              Witness


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By:___________________________                       ___________________________

CHRIS BYRD                                           Witness



DON KING PRODUCTIONS, INC.

By:__________________________                        __________________________

Don King, President                                  Witness



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